EXHIBIT 99.1

Community Capital Corporation Reports Quarterly Earnings and a 30% Decline in Nonaccrual Loans

GREENWOOD, S.C., July 26, 2010 (GLOBE NEWSWIRE) -- Community Capital Corporation (Nasdaq:CPBK) reports operating results for the six months and quarter ending June 30, 2010.

  Nonaccrual loans decreased 30% to $22.9 million since March 31, 2010
  Nonperforming assets (defined as nonaccrual loans, loans 90+ days past due and other real estate) declined 11% to $38.0 million since March 31, 2010
  Nonperforming assets that have sold and closed since June 30, 2010 or under contract or letter of intent as of July 26, 2010, and expected to close during the third quarter, totaled $3.0 million which would result in a decline of 8% of nonperforming assets from level at June 30, 2010
  Ratio of past due loans 30 to 89 days to gross loans was 0.66% at June 30, 2010
  Total risk based capital increased to 13.52%, from 12.94% at March 31, 2010, well above the regulatory requirement to be considered "well capitalized"
  Profitable for the second consecutive quarter with net income of $353,000
  Total deposits grew $10.3 million since March 31, 2010 after eliminating over $14 million in brokered funding during the quarter
  Brokered funding now represents only 2% of total deposits
  Bonds were sold during the quarter to shorten the duration of the portfolio resulting in gains of $582,000
  Market value of accounts in our wealth management division increased more than $21 million, or approximately 4%, during the quarter and have grown 28% over the past twelve months
  Balance sheet liquidity was maintained at a very high level throughout the quarter with cash balances exceeding $112 million at June 30, 2010

Community Capital Corporation today reported net income for the three months ended June 30, 2010 of $353,000, or $0.04 per diluted share, compared to a net loss of $2,941,000, or $0.66 per diluted share for the same period in 2009. The company recorded provision for loan losses of $2.0 million during the second quarter of 2010 compared to $5.8 million during the second quarter of 2009. Non-performing assets decreased $4.8 million to $38.0 million at June 30, 2010 from $42.8 million at March 31, 2010 and   decreased $12.0 million from $50.0 million at December 31, 2009.

Return on average assets for the quarter was 0.19% for 2010 compared to (1.51)% for the same period in 2009 and 0.87% for the first quarter of 2010. Return on average equity was 2.55% for the quarter ended June 30, 2010 compared to (18.46)% for the same period in 2009, and 11.93% for the quarter ended March 31, 2010.

Total assets increased 1.01% to $757,045,000 at June 30, 2010 from $749,442,000 as of December 31, 2009, and 1.50% from $745,837,000 at March 31, 2010. Total loans decreased $45,692,000 or 8.06% to $521,486,000 at June 30, 2010 from $567,178,000 at December 31, 2009, and decreased $27,524,000 from $549,010,000 at March 31, 2010. Total deposits increased $5,293,000 or 0.91% to $588,776,000 at June 30, 2010 from $583,483,000 at December 31, 2009, and increased $10,280,000 or 1.78% from $578,496,000 at March 31, 2010.

William G. Stevens, President/CEO of Community Capital Corporation, stated, "We continue to be pleased by our success in eliminating nonperforming assets from our balance sheet. We will remain focused on this objective for the near future. We are also pleased by our ability to produce positive earnings, to increase our regulatory capital levels, and to maintain sound margins despite significant amounts of cash on our balance sheet. While the general economic downturn will continue to hamper our pace of improvement, our core earnings capacity along with our capital position should allow us the flexibility to eliminate bad assets more quickly than our peers."

Community Capital Corporation is the parent company of CapitalBank, which operates 18 community oriented branches throughout upstate South Carolina and offers a full array of banking services, including a diverse wealth management group. Additional information on CapitalBank's locations and the products and services offered are available at www.capitalbanksc.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2)  statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," and "projects," as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the challenges, costs and complications associated with the continued development of our branches; (2) the potential that loan charge-offs may exceed the allowance for loan losses or that such allowance will be increased as a result of factors beyond our control; (3) our ability and success in resolving troubled loans; (4) changes in the U.S. legal and regulatory framework, including the effect of recent financial reform legislation on the banking industry; (5) our dependence on senior management; (6) competition from existing financial institutions operating in our market areas as well as the entry into such areas of new competitors with greater resources, broader branch networks and more comprehensive services; (7) adverse conditions in the stock market, the public debt market, and other capital markets (including changes in interest rate conditions); (8) changes in deposit rates, the net interest margin, and funding sources;  (9) risks inherent in making loans including repayment risks and value of collateral; (10) the strength of the U.S. economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses; (11) fluctuations in consumer spending and saving habits; (12) the demand for our products and services; (13) the challenges and uncertainties in the implementation of our expansion and development strategies; (14) the adequacy of expense projections and estimates of impairment loss; (15) unanticipated regulatory or judicial proceedings; and (16) the timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in Community Capital Corporation's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).  All references to financial information as of December 31, 2009 are derived from our Annual Report on Form 10-K for the year ended December 31, 2009. All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Financial Highlights
(Dollars in thousands, except per share data)
	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
Earnings Summary	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest income	$8,052	$9,239	$16,309	$18,705
Interest expense	2,889	3,482	5,725	6,997
Net interest income	5,163	5,757	10,584	11,708
Provision for loan losses	2,000	5,800	3,600	7,800
Non-interest income	2,576	2,238	5,934	4,097
Non-interest expense	5,365	7,022	10,258	11,773
Income (loss) before taxes	374	(4,827)	2,660	(3,768)
Income tax expense (benefit)	21	(1,886)	707	(1,690)
Net income (loss)	$353	$(2,941)	$1,953	$(2,078)

Per Shares Ratios:
Basic earnings (loss) per share	$0.04	$(0.66)	$0.20	$(0.47)
Diluted earnings (loss) per share	$0.04	$(0.66)	$0.20	$(0.47)
Dividends declared per share	$0.00	$0.00	$0.00	$0.15
Book value per share	$5.61	$13.74	$5.61	$13.74

Common Share Data:
Outstanding at period end	9,952,693	4,523,966	9,952,693	4,523,966
Weighted average outstanding	9,899,454	4,451,987	9,875,871	4,447,240
Diluted weighted average outstanding	9,936,036	4,451,987	9,915,576	4,447,240

Balance Sheet Highlights	Three Months Ended June 30, 2010	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009	Three Months Ended June 30, 2009	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
Average Balances:	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total assets	$752,051	$749,768	$749,170	$782,430	$750,916	$782,915
Earning assets	694,439	685,008	708,038	715,954	689,749	716,751
Loans	538,676	560,249	596,492	626,961	549,403	632,101
Deposits	584,305	582,109	572,368	529,001	583,213	523,817
Interest bearing deposits	480,988	471,191	467,712	428,957	476,110	430,492
Noninterest bearing deposits	103,317	110,918	104,656	100,044	107,103	93,325
Other borrowings	95,400	95,400	99,748	172,840	95,400	177,902
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310	10,310
Shareholders' equity	55,463	54,396	58,028	63,935	54,933	63,832

Performance Ratios:
Return on average assets	0.19%	0.87%	(0.73)%	(1.51)%	0.52%	-0.46%
Return on average shareholders' equity	2.55%	11.93%	(9.45)%	(18.46)%	7.17%	(6.49)%
Net interest margin	3.02%	3.25%	3.00%	3.29%	3.13%	3.36%
(fully tax equivalent at 38%)
Efficiency ratio	74.28%	59.91%	94.54%	89.05%	66.66%	75.06%

	June 30, 2010	March 31, 2010	December 31, 2009	June 30, 2009	June 30, 2010	June 30, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Asset Quality:
Nonperforming loans	$24,139	$33,922	$42,826	$28,826	$24,139	$28,826
Other real estate	13,840	8,833	7,165	5,554	13,840	5,554
Total nonperforming assets	37,979	42,755	49,991	34,380	37,979	34,380
Total impaired loans	85,343	77,469	71,956	72,960	85,343	72,960
Net charge-offs/write-downs	2,841	1,742	24,783	2,790	4,583	6,566
Net charge-offs/write-downs to average loans	0.53%	0.31%	4.15%	0.45%	0.83%	1.04%
Allowance for loan losses to nonperforming loans	54.59%	41.32%	33.06%	51.52%	54.59%	51.52%
Nonperforming loans to total loans	4.63%	6.18%	7.55%	4.69%	4.63%	4.69%
Nonperforming assets to total assets	5.02%	5.73%	6.67%	4.22%	5.02%	4.22%
Allowance for loan losses to period end loans	2.53%	2.55%	2.50%	2.41%	2.53%	2.41%

Other Selected Ratios:
Average equity to average assets	7.37%	7.26%	7.75%	8.17%	7.32%	8.15%
Average loans to average deposits	92.19%	96.24%	104.21%	118.52%	94.20%	120.67%
Average loans to average earning assets	77.57%	81.79%	84.25%	87.57%	79.65%	88.19%

Balance Sheet Data
(Dollars in thousands, except per share data)	June 30, 2010	March 31, 2010	December 31, 2009	June 30, 2009
	(Unaudited)	(Unaudited)		(Unaudited)
Assets:
Cash and cash equivalents:
Cash and due from banks	$15,351	$10,384	$10,141	$16,114
Interest bearing deposit accounts	97,527	60,002	38,990	58,101
Total cash and cash equivalents	112,878	70,386	49,131	74,215
Investment securities:
Securities held-for-sale	56,143	67,764	68,826	65,409
Securities held-to-maturity	160	160	160	215
Nonmarketable equity securities	10,402	10,364	10,186	10,186
Total investment securities	66,705	78,288	79,172	75,810
Loans held for sale	4,582	1,396	1,103	3,394
Loans receivable	521,486	549,010	567,178	614,986
Allowance for loan losses	(13,177)	(14,018)	(14,160)	(14,851)
Other real estate owned	13,840	8,833	7,165	5,553
Premises and equipment, net	15,737	15,931	16,150	16,593
Prepaid expenses	4,117	4,548	4,873	496
Intangible assets	1,460	1,560	1,663	1,875
Goodwill	--	--	--	7,419
Cash surrender value of life insurance	17,035	16,861	16,689	16,335
Deferred tax asset	5,925	5,955	6,622	3,394
Income tax receivable	--	1,640	9,634	5,700
Other assets	6,457	5,447	4,222	3,793
Total assets	$757,045	$745,837	$749,442	$814,712

Liabilities and shareholders' equity:
Deposits:
Noninterest bearing	$108,332	$101,462	$112,333	$105,696
Interest bearing	480,444	477,034	471,150	463,657
Total deposits	588,776	578,496	583,483	569,352
Federal funds purchased, securities sold under agreements to repurchase and other short term borrowings	--	--	--	30,109
FHLB advances	95,400	95,400	95,400	135,400
Junior subordinated debentures	10,310	10,310	10,310	10,310
Other liabilities	6,768	6,574	6,492	7,470
Total liabilities	$701,254	$690,780	$695,685	$752,641

Shareholders' equity:
Common stock: $1 par value; 10 million shares authorized	10,721	10,721	10,721	5,716
Nonvested restricted stock	(234)	(293)	(364)	(556)
Capital surplus	65,539	65,906	66,473	62,658
Accumulated other comprehensive income	678	444	909	167
Retained earnings	(9,752)	(10,105)	(11,705)	11,463
Treasury stock, at cost	(11,161)	(11,616)	(12,277)	(17,377)
Total shareholders' equity	55,791	55,057	53,757	62,071
Total liabilities and shareholders' equity	$757,045	$745,837	$749,442	$814,712

Income Statement Data
(Dollars in thousands, except per share data)	Three Months Ended June 30, 2010	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009	Three Months Ended June 30, 2009	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Interest and fees on loans	$7,343	$7,500	$7,644	$8,401	$14,843	$16,891
Interest on investment securities	669	736	839	831	1,406	1,806
Interest on federal funds sold and Interest-bearing deposits	40	22	19	7	60	8
Total interest income	8,052	8,258	8,502	9,239	16,309	18,705

Interest expense:
Interest on deposits	1,974	1,930	2,031	1,823	3,904	3,664
Interest on borrowings	915	906	1,194	1,659	1,821	3,333
Total interest expense	2,889	2,836	3,225	3,482	5,725	6,997

Net interest income	5,163	5,422	5,277	5,757	10,584	11,708
Provision for loan loss	2,000	1,600	1,000	5,800	3,600	7,800
Net interest income after provision	3,163	3,822	4,277	(43)	6,984	3,908
Non-interest income:
Service charges on deposit accounts	492	482	583	573	973	1,136
Gain on sale of loans held for sale	410	298	276	493	708	815
Fees from brokerage services	80	64	78	74	144	111
Income from fiduciary activities	449	472	451	406	921	754
Gain on sale of securities held-for-sale	582	683	--	248	1,265	393
Gain on sale of premises and equipment	--	--	1	--	--	--
Other operating income	563	1,358	592	444	1,923	888
Total non-interest income	2,576	3,357	1,981	2,238	5,934	4,097
Non-interest expense:
Salaries and employee benefits	2,480	2,439	2,578	2,617	4,919	5,211
Net occupancy expense	321	322	342	320	654	640
Amortization of intangible assets	100	103	106	105	202	213
Furniture and equipment expense	188	203	209	223	380	455
Loss on sale of securities held-for-sale	--	--	172	--	--	--
FDIC banking assessments	379	346	1,009	506	725	612
FHLB prepayment penalties	--	--	530	--	--	--
Write downs on other real estate	358	40	800	1,162	398	1,238
Loss on sale of fixed assets	--	--	--	21	--	18
Other operating expenses	1,539	1,440	1,371	2,068	2,980	3,386
Total non-interest expense	5,365	4,893	7,117	7,022	10,258	11,773
Income (loss) before taxes	374	2,286	(859)	(4,827)	2,660	(3,768)
Income tax expense (benefit)	21	686	523	(1,886)	707	(1,690)
Net income (loss)	$353	$1,600	$(1,382)	$(2,941)	$1,953	$(2,078)

	June 30, 2010		March 31, 2010		December 31, 2009		June 30, 2009
(Dollars in thousands)	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Percent
Loans:
Commercial and agricultural	$39,787	7.63%	$38,487	7.01%	$35,082	6.18%	$38,705	6.29%
Real estate – construction	110,522	21.19%	128,110	23.33%	145,130	25.59%	176,534	28.71%
Real estate – mortgage and commercial	306,061	58.69%	312,246	56.88%	316,571	55.82%	330,782	53.79%
Home equity	44,721	8.58%	46,548	8.48%	47,409	8.36%	48,634	7.91%
Consumer – Installment	19,109	3.66%	22,344	4.07%	21,564	3.80%	18,840	3.06%
Other	1,286	0.25%	1,275	0.23%	1,422	0.25%	1,491	0.24%
Total	$521,486	100.00%	$549,010	100.00%	$567,178	100.00%	$614,986	100.00%

	June 30, 2010		March 31, 2010		December 31, 2009		June 30, 2009
(Dollars in thousands)	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Percent
Deposits:
Noninterest bearing demand	$108,332	18.40%	$101,462	17.54%	$112,333	19.25%	$105,696	18.56%
Interest bearing demand	75,156	12.77%	64,367	11.13%	66,807	11.45%	62,559	10.99%
Money market and savings	177,823	30.20%	175,471	30.33%	166,086	28.47%	139,677	24.53%
Brokered deposits	11,849	2.01%	25,880	4.47%	27,200	4.66%	46,561	8.18%
Certificates of deposit	215,616	36.62%	211,316	36.53%	211,057	36.17%	214,859	37.74%
Total	$588,776	100.00%	$578,496	100.00%	$583,483	100.00%	$569,352	100.00%

Wealth Management Group
Fiduciary and Related Services: (Dollars in thousands, except number of accounts)	June 30, 2010	March 31, 2010	December 31, 2009	June 30, 2009

Market value of accounts	$561,868	$540,791	$505,031	$438,929
Market value of discretionary accounts	$197,215	$201,320	$188,663	$167,760
Market value of non-discretionary accounts	$364,653	$339,471	$316,368	$271,169
Total number of accounts	1,384	1,505	1,440	1,315

Yield/Rate Analysis YTD	Three Months Ended June 30, 2010			Three Months Ended June 30, 2009
(Dollars in thousands)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
ASSETS
Loans(1)(3)	$538,676	$7,350	5.47%	$626,961	$8,410	5.38%
Securities, taxable(2)	52,272	481	3.69%	42,183	518	4.93%
Securities, nontaxable(2)(3)	14,260	211	5.93%	25,150	393	6.27%
Nonmarketable Equity Securities	10,387	35	1.35%	2,041	31	6.09%
Fed funds sold and other (incl. FHLB)	78,844	39	0.20%	19,619	7	0.14%
Total earning assets	$694,439	$8,116	4.69%	$715,954	$9,359	5.24%
Non-earning assets	57,612			66,476
Total assets	$752,051			$782,430

LIABILITIES AND STOCKHOLDERS' EQUITY
Transaction accounts	$202,858	$579	1.14%	$189,041	$329	0.70%
Regular savings accounts	45,383	144	1.27%	38,947	162	1.67%
Certificates of deposit	232,747	1,250	2.15%	200,969	1,332	2.66%
Other short term borrowings	0	--		35,619	23	0.26%
FHLB Advances	95,400	730	3.07%	137,221	1,459	4.26%
Junior subordinate debentures	10,310	186	7.24%	10,310	177	6.89%
Total interest-bearing liabilities	$586,698	$2,889	1.98%	$612,107	$3,482	2.28%
Non-interest bearing liabilities	109,890			106,388
Stockholders' equity	55,463			63,935
Total liabilities & equity	$752,051			$782,430

Net interest income/
interest rate spread		$5,227	2.71%		$5,877	2.96%

Net yield on earning assets			3.02%			3.29%

Yield/Rate Analysis YTD	Six Months Ended June 30, 2010			Six Months Ended June 30, 2009
(Dollars in thousands)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
ASSETS
Loans(1)(3)	$549,403	$14,857	5.45%	$632,101	$16,907	5.39%
Securities, taxable(2)	53,477	1,017	3.84%	44,689	1,133	5.11%
Securities, nontaxable(2)(3)	15,039	446	5.98%	26,643	846	6.40%
Nonmarketable Equity Securities	10,328	66	1.29%	2,041	61	6.03%
Fed funds sold and other (incl. FHLB)	61,502	60	0.20%	11,277	8	0.14%
Total earning assets	$689,749	$16,446	4.81%	$716,751	$18,955	5.33%
Non-earning assets	61,167			66,164
Total assets	$750,916			$782,915

LIABILITIES AND STOCKHOLDERS' EQUITY
Transaction accounts	$196,679	$1,131	1.16%	$198,031	$619	0.63%
Regular savings accounts	44,286	282	1.28%	38,158	330	1.74%
Certificates of deposit	235,145	2,491	2.14%	194,303	2,715	2.82%
Other short term borrowings	--	--		35,918	58	0.33%
FHLB Advances	95,400	1,456	3.08%	141,984	2,916	4.14%
Junior subordinate debentures	10,310	365	7.14%	10,310	359	7.02%
Total interest-bearing liabilities	$581,820	$5,725	1.98%	$618,704	$6,997	2.28%
Non-interest bearing liabilities	114,163			100,379
Stockholders' equity	54,933			63,832
Total liabilities & equity	$750,916			$782,915

Net interest income/
interest rate spread		$10,721	2.82%		$11,958	3.05%

Net yield on earning assets			3.13%			3.36%

(1) The effect of loans in nonaccrual status and fees collected is not significant to the computations.
(2) Average investment securities exclude the valuation allowance on securities available-for-sale.
(3) Fully tax-equivalent basis at 38% tax rate for nontaxable securities and loans.
CONTACT:  Community Capital Corporation
          R. Wesley Brewer, Executive Vice President/CFO
            864-941-8290
            wbrewer@capitalbanksc.com
          Lee Lee M. Lee, Controller/VP of Investor Relations
            864-941-8242
            llee@capitalbanksc.com
          www.comcapcorp.com